Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

Next.e.GO N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offer Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, nominal or par value €0.12 per share (“Ordinary Shares”)	457(c)	70,922,358	(3)	$0.58	(4)	$41,134,967.64	$147.60 per million	$6,071.52
Fees to be Paid	Equity	Ordinary Shares	457(c)	14,589,947	(5)	$0.58	(4)	$8,462,169.26	$147.60 per million	$1,249.02
Fees to be Paid	Equity	Ordinary Shares	Other	500,000	(6)	$0.13	(7)	$65,000.00	$147.60 per million	$9.59
	Total Offering Amounts							$49,662,136.90		$7,330.13
	Total Fees Previously Paid									-
	Total Fee Offsets									$7,330.13
	Net Fee Due									–

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.
(3)	Includes 70,922,358 Ordinary Shares held by certain shareholders of the Company, which are being registered for resale on this Registration Statement.
(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on November 8, 2023.
(5)	Includes 14,589,947 Ordinary Shares registered for resale by Atalaya Capital Management LP upon conversion of an unsecured subordinated convertible note maturing October 19, 2028 (the “Note”).
(6)	Represents 500,000 Ordinary Shares issuable upon the exercise of 500,000 warrants issued pursuant to a note purchase and guaranty agreement between the Company, certain guarantors, UMB Bank, National Association, Echo IP Series 1 LLC and the note purchasers thereunder, dated as of June 30, 2023, each whole warrant entitling the holder to purchase one Ordinary Share at an exercise price of €0.12 per Ordinary Share.
(7)	Represents the exercise price of €0.12 per Ordinary Share, translated into U.S. dollars using at an exchange rate of €1 to $1.0683, the noon buying rate reported by the European Central Bank for November 10, 2023.
(8)	With respect to the Registrant’s Registration Statement on Form F-4, first filed with the Securities and Exchange Commission on March 13, 2023 (as subsequently amended, the “F-4 Registration Statement”), as disclosed in Exhibit 107 thereto, after effectiveness of the F-4 Registration Statement, $106,699.96 represents the net amount of fees already paid that may be used to offset future filing fees in accordance with Rule 457(b) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims(1)	Next.e.GO B.V.(2)	Form F-4	333-270504	March 13, 2034		$7,330.13
Fees Offset Sources(1)	Next.e.GO B.V.(2)	Form F-4	333-270504		September 8, 2023						$106,699.96
Rule 457(p)

(1)	With respect to the Registrant’s F-4 Registration Statement, as disclosed in Exhibit 107 thereto, after effectiveness of the F-4 Registration Statement, $106,699.96 represents the net amount of fees already paid that may be used to offset future filing fees in accordance with Rule 457(b) of the Securities Act.
(2)	Upon the closing of the business combination on October 19, 2023, Next.e.GO B.V. converted into a Dutch public limited liability company (naamloze vennootschap) and changed its name to Next.e.GO N.V.